                          U.S. FRANCHISE SYSTEMS, INC.
                         13 CORPORATE SQUARE, SUITE 250
                             ATLANTA, GEORGIA 30329

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS.

    The annual meeting of shareholders of U.S. Franchise Systems, Inc. (the "Company") will be held on Thursday, May 27, 1999 at 4:00 p.m., at the Company's offices, 13 Corporate Square, Suite 250, Atlanta, Georgia 30329, for the following purposes:

1.         To elect ten (10) directors to constitute the Board of Directors, to serve for a term of one year and until their successors are elected and qualified;

/ /        FOR all nominees listed below          / /        WITHHOLD AUTHORITY
           (EXCEPT AS MARKED TO THE CONTRARY                 TO VOTE FOR ALL NOMINEES LISTED
           BELOW)                                            BELOW

   MICHAEL A. LEVEN, NEAL K. ARONSON, STEVEN ROMANIELLO, DEAN S. ADLER, IRWIN CHAFETZ, DOUGLAS G. GEOGA, RICHARD D. GOLDSTEIN, DAVID T. HAMAMOTO, JEFFREY A.
                       SONNENFELD and BARRY S. STERNLICHT

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT
                   NOMINEE'S NAME IN THE SPACE PROVIDED BELOW

--------------------------------------------------------------------------------

2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting and any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                              Please date and sign this Proxy
                                              exactly as name(s) appears on the
                                              mailing label.
                                              __________________________________
                                              __________________________________
                                              Print Name(s): ___________________

                                              NOTE: When signing as an attorney,
                                              trustee, executor, administrator
                                              or guardian, please give your
                                              title as such. If a corporation or
                                              partnership, give full name by
                                              authorized officer. In the case of
                                              joint tenants, each joint owner
                                              must sign.
                                              Dated: ___________________________